U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COLLABRIUM JAPAN ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Collabrium Advisors LLP 16 Old Bond Street London	W1S 4PS
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-183775
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, no par value	The NASDAQ Stock Market LLC
Warrants	The NASDAQ Stock Market LLC
Units	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of Collabrium Japan Acquisition Corporation (the “Company”).  The description of the units, ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2012, as amended from time to time (File No. 333-183775) (the “Registration Statement”), to which this Form 8-A relates are incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

*3.1	Memorandum and Articles of Association
*3.2	Form of Amended and Restated Memorandum and Articles of Association
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
*4.5	Form of Unit Purchase Option to be issued to The PrinceRidge Group LLC

*
Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form F-1, as amended, which was initially filed with the Securities and Exchange Commission on September 7, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLLABRIUM JAPAN ACQUISITION CORPORATION

Date: October 10, 2012	By: /s/ Koji Fusa
Koji Fusa
Chief Executive Officer